SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                            KBF POLLUTION MANAGEMENT, INC.
            (Exact name of Registrant as specified in its charter)




     NEW YORK                           11-2687588
(State or other jurisdiction                 (I.R.S. Employer
incorporation or organization)               Identification No.)

KBF Plaza, One Jasper St., Paterson, NJ       07522
(Address of principal executive offices)          (Zip Code)



     KBF POLLUTION MANAGEMENT, INC. 1994 STOCK OPTION PLAN;
      KBF POLLUTION MANAGEMENT, INC. 1998 STOCK OPTION PLAN
                           (Full Title of the Plan)
                            ______________________

                                Lawrence Kreisler
                      President, Chief Executive Officer
                            KBF Pollution Management, Inc.
      KBF Plaza, One Jasper St., Paterson, New Jersey 07522
                               (973) 942-7700
                     (Name, Address, and Telephone Number,
                  Including Area Code, of Agent For Service)
                            ______________________

                        CALCULATION OF REGISTRATION FEE

Title     Amount to   Proposed    Proposed Maximum   Amount of
of        Be          Maximum     Offering Price     Registration
Each      Registered  Offering    (2)                Fee
Class     (1)          Price Per
of                    Share
Securities
to be
Offered



Common    50,000,000     $.17       $9,500,000       $   2,641.00
Stock,
$.00001 par
value,
issuable upon
exercise of
options under
KBF Pollution
Management,
Inc. 1994
Employee
Stock Option
Plan and KBF
Pollution
Management,
Inc. 1998
Employee
Stock Option
Plan


(1) This amount reflects an aggregate of: 50,000,000 shares of Common Stock which are issuable pursuant to stock options granted under the KBF Pollution Management, Inc. 1994 Employee Stock Option Plan and the KBF Pollution Management, Inc. 1998 Employee Stock Option Plan.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the NASDAQ National Market Over the Counter Bulletin Board on November 19, 1998.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.

          Not required to be included herewith.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be included herewith.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Documents Incorporated By Reference.

          KBF Pollution Management, Inc. (the "Company") incorporates herein by reference the following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission"):

          (1) The Company's latest annual report on Form 10-KSB for the year ended December 31, 1997, and filed with the Commission on April 6, 1998.;

          (2) The Company's Quarterly reports on Form 10-QSB for the quarters ended June 30, 1998; March 31, 1998 as filed with the Commission on August 18, 1998, and May 21, 1998, respectively;

          (3) the Company's registration statement on Form 10-SB filed with the Commission on August 27, 1998.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Inapplicable.

Item 5.   Interests of Named Experts and Counsel.

          Inapplicable.

Item 6.   Indemnification of Directors and Officers.

Indemnification. The Company shall indemnify to the fullest extend permitted by, and in the manner permissible under the laws of the State of New York, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officers of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to director, officers and controlling person of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE CORPORATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION, AND IS THEREFOR UNENFORCEABLE.


Item 7.   Exemption From Registration Claimed.

          Inapplicable.

Item 8.   Exhibits

          4.1  KBF Pollution Management, Inc. 1994 Employee Stock Option
               Plan

          4.2  KBF Pollution Management, Inc. 1998 Employee Stock Option
               Plan

          5.1  Opinion of Schonfeld & Weinstein, L.L.P.

          23.1 Opinion of Shapiro Bress & Guidice, P.C., Independent
               Auditors

          23.2 Consent of Shapiro Bress & Guidice, P.C.

          23.3 Opinion of Irving Handel & Co., Independent Auditors

          23.4. Consent of Irving Handel & Co.

          23.5 Consent of Schonfeld & Weinstein, L.L.P.(reference is made to Exhibit 5.1)




The Company will submit the Plans and any amendments thereto to the Internal Revenue Service (IRS) in a timely manner, and will make all changes required by the IRS in order to qualify the Plans.


Item 9.   Undertakings

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)-(g)   Inapplicable.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (I)-(j)   Inapplicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Patterson, New Jersey on November 18, 1998.

                                       KBF Pollution Management, Inc.

                                       By:   Lawrence Kreisler

                                                 Lawrence Kreisler

                                        Chairman of the Board and
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

           Signature                             Title                    Date


Lawrence Kreisler                                               11/18/98
                                        Chief Executive Officer
Lawrence Kreisler                       Chairman of the Board
                                   President
Kathi Kreisler                                             11/18/98
                                        Secretary, Treasurer
Kathi Kreisler                     Director

Joseph J. Cassuccio, Jr. CPA                                    11/18/98
                                        Chief Financial Officer
Joseph J. Cassuccio, Jr., CPA           Vice President, Director

Kevin Kreisler                                             11/18/98
                                        Vice President, Director
Kevin Kreisler


                                        Director
Frederick Eisenbud


                                        Director
Anthony Leteri


                                        Director
Stephen Lewen